EXHIBIT 16.





                                                               September 1, 2000



Chief Accountant
Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

             Re:  EuroTelecom Communications, Inc.
                  --------------------------------
                  File No. 0-27673
                  ----------------

Gentlemen:

         We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on August 30, 2000, to be filed by our former client EuroTelecom Communications, Inc. We agree with the statements made in response to that Item 4 insofar as they relate to our firm.

                                        Very truly yours

                                        /s/ Crouch, Bierwolf & Chisholm



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